UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 26, 2008
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On September 29, 2008, Metropolitan Life Insurance Company (“MLIC”), a wholly-owned subsidiary of MetLife, Inc., entered into an endorsement and a Termination Agreement and Release (collectively, the “Termination Agreements”) with respect to each of (i) Restatement of the Excess Asbestos Indemnity Insurance Policy, dated as of December 31, 1998, between Stockwood Reinsurance Company, Ltd., an affiliate of Swiss Re, and MLIC (the “Stockwood Policy”), (ii) Restatement of the Excess Asbestos Indemnity Insurance Policy, dated as of December 31, 1998, between European Reinsurance Corporation of America, an affiliate of Swiss Re, and MLIC (the “ERC Policy”), and (iii) Restatement of the Excess Asbestos Indemnity Insurance Policy, dated as of December 31, 1998, between Granite State Insurance Company, an affiliate of American International Group, Inc., and MLIC (the “Granite State Policy,” and, collectively, the “Policies”). The Termination Agreements were effective as of September 30, 2008.
In connection with the commutation, MLIC received securities with a market value of approximately $115 million on September 26, 2008. MLIC will receive the remainder of the approximately $600 million recoverable in cash on or before January 30, 2009. MLIC will recognize a loss of $22.9 million, net of income tax, during the three months ended September 30, 2008.
The Policies provided for recovery of losses for asbestos-related claims of up to $1.5 billion in excess of a $400 million self-insured retention. The Policies were also subject to annual and per claim sublimits. Amounts were recoverable under the Policies annually with respect to claims paid during the preceding calendar year. Each Policy contained an experience fund and a reference fund that provided for payments to MLIC at the commutation date if the reference fund was greater than zero at commutation or pro rata reductions from time to time in the loss reimbursements to MLIC if the cumulative return on the reference fund was less than the return specified in the experience fund. The return in the reference fund was tied to performance of the Standard & Poor’s 500 Index and the Lehman Brothers Aggregate Bond Index.
The description of the Policies contained herein is not complete and is qualified in its entirety by reference to the Stockwood Policy, the ERC Policy and the Granite State Policy which were filed as Exhibits 10.13, 10.14 and 10.16, respectively, to MetLife, Inc.’s Registration Statement on Form S-1 (No. 333-91517), and are incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: October 2, 2008